                                                                   EXHIBIT 10.40



                           LICENSE AGREEMENT BETWEEN


                         DIGITAL EQUIPMENT CORPORATION


                                      and


                        MOSAIC INFORMATION TECHNOLOGIES


                                      for


                         VIDEO CONFERENCING TECHNOLOGY





AGREEMENT #:  QR-CLDD2-22
EFFECTIVE DATE:  June 13, 1996

                               TABLE OF CONTENTS


INTRODUCTION

ARTICLE 1:  DEFINITIONS

ARTICLE 2:  TITLE AND LICENSE GRANTS

ARTICLE 3:  CONFIDENTIALITY

ARTICLE 4:  TECHNICAL ASSISTANCE

ARTICLE 5:  LICENSE FEE PAYMENT

ARTICLE 6:  WARRANTIES AND LIMITATION OF LIABILITY

ARTICLE 7:  INDEMNITY

ARTICLE 8:  TERM AND TERMINATION

ARTICLE 9:  PUBLICITY

ARTICLE 10:  GENERAL



APPENDIX A:  DESCRIPTION OF LICENSED TECHNOLOGY

APPENDIX B:  DESCRIPTION OF MOSAIC PRODUCT(S)

APPENDIX C:  LEGAL REQUIREMENTS FOR END USER AGREEMENTS

                               License Agreement
                                    between
                         DIGITAL EQUIPMENT CORPORATION
                                      and
                        MOSAIC INFORMATION TECHNOLOGIES


This Agreement, dated June 13, 1996 (the "Effective Date") is entered into by and between Digital Equipment Corporation, a Massachusetts corporation with principal offices at 111 Powdermill Road, Maynard, Massachusetts, 01754 ("DIGITAL"), and Mosaic Information Technologies, with principal offices at 645 Fifth Avenue, 17th Floor, New York, NY 10022 ("MOSAIC").

WHEREAS, DIGITAL has developed a proprietary video conferencing technology, and is prepared to grant a license to such technology;

WHEREAS, MOSAIC desires to obtain from DIGITAL a license to develop products incorporating such technology or derivatives thereof.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, DIGITAL and MOSAIC agree as follows:

                            ARTICLE 1 - DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.01 DIGITAL'S INTELLECTUAL PROPERTY RIGHTS shall mean DIGITAL's rights in its Spinblaster board design and DECSpin software including:

       1.01.01 All rights, title interests in all Letters Patent, including any re-issue, division, continuation or continuation-in-part applications throughout the world now or hereafter filed;

       1.01.02 All rights, title and interests in all trade secrets, and all trade secret rights arising under this common law, state law, federal law and laws of foreign countries;

       1.01.03 All rights, title and interests in all mask work rights, all copyrights and all other literary property and author rights, whether or not copyrightable, throughout the world; and,





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
       1.01.04 All rights, title and interests in all know-how and show-how whether or not protected by patent, copyright or trade secret.

1.02   DECSpin SOFTWARE shall mean the computer program defined in Appendix A.

1.03   OBJECT FILES shall mean the object code version of the DECSpin SOFTWARE.

1.04   SOURCE FILES shall mean the source code version of the DECSpin SOFTWARE.

1.05 SPECIFICATION shall mean the specification of the DECSpin SOFTWARE defined in Appendix A.

1.06 SPINBLASTER BOARD DESIGN shall mean the DIGITAL design (DIGITAL drawing number AV320), all other existing drawings, specifications, circuit schematics, logic diagrams, parts lists and process outlines relating thereto and all board products, such as a PCMCIA board, derived therefrom.

1.07 LICENSED TECHNOLOGY shall mean the DECSpin SOFTWARE, any derivations thereof, SPECIFICATION, and SPINBLASTER BOARD DESIGN, taken in whole or in part.

1.08 SOFTWARE shall mean all software and documentation developed by MOSAIC that incorporates information or any code copied or derived from the LICENSED TECHNOLOGY.

1.09 HARDWARE shall mean all hardware products developed by MOSAIC that incorporate any SPINBLASTER BOARD DESIGN technology.

1.10 MOSAIC PRODUCT(S) shall mean video conferencing products developed by MOSAIC incorporating, in whole or in part, SOFTWARE in executable form only and/or HARDWARE, including but not limited to the products specifically identified in APPENDIX B.

1.11 END USER AGREEMENT shall mean an agreement between MOSAIC and an end user, which shall incorporate all of the requirements listed in Appendix
       C. An end user is a third party authorized by MOSAIC to use MOSAIC PRODUCTS for its internal business, with no right to further distribute MOSAIC products.

1.12 MOSAIC INTELLECTUAL PROPERTY RIGHTS shall mean MOSAIC's rights in SOFTWARE and HARDWARE, including:





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       1.12.01    All rights, title interests in all Letters Patent, including any re-issue, division continuation or continuation-in-part applications throughout the world now or hereafter filed;

       1.12.02 All rights, title and interests in all trade secrets, and all trade secret rights arising under this common law, state law, federal law and laws of foreign countries;

       1.12.03 All rights, title and interests in all mask work rights, all copyrights and all other literary property and author rights, whether or not copyrightable, throughout the world; and,

       1.12.04 All rights, title and interests in all know-how and show-how whether or not protected by patent, copyright or trade secret.

                      ARTICLE 2 - TITLE AND LICENSE GRANTS

2.01   Subject to the license granted to MOSAIC as expressly set forth in this
       Article 2, DIGITAL owns and shall retain all rights, title and interests in DIGITAL's INTELLECTUAL PROPERTY RIGHTS, and the LICENSED TECHNOLOGY.

2.02 Subject to the payment of the fees set forth in Article 5, DIGITAL grants to MOSAIC a non-exclusive, non-transferable, license under DIGITAL's INTELLECTUAL PROPERTY RIGHTS, to:

       2.02.01 modify SOURCE FILES for the sole purpose of developing SOFTWARE for use on or with MOSAIC PRODUCT(S);

       2.02.02 merge the modified or unmodified SOURCE FILES into other software for the sole purpose of developing SOFTWARE for use on or with MOSAIC PRODUCTS.

       2.02.03 use and copy the OBJECT FILES for the sole purpose of developing SOFTWARE for use on or with MOSAIC PRODUCT(S);

       2.02.04 copy SOFTWARE in executable code form only, solely to manufacture MOSAIC PRODUCT(S);

       2.02.05 copy into MOSAIC's end user documentation only those parts of SPECIFICATION that are necessary for the end user to effectively use MOSAIC PRODUCTS and to distribute such user documentation.

2.03 Subject to the payment of the fees set forth in Article 5, DIGITAL grants to MOSAIC an exclusive, non-transferable license under DIGITAL'S copyright, trade secret and know-how rights only to:

       2.03.01 use, adapt and modify SPINBLASTER BOARD DESIGN for the sole purpose of developing HARDWARE for use with MOSAIC PRODUCTS.

       2.03.02 manufacture, directly or through contractors, HARDWARE solely for use with MOSAIC PRODUCTS worldwide;

       2.03.03 sell, rent, and/or lease HARDWARE solely for use with MOSAIC PRODUCTS worldwide.

       The license granted in this Article 2.03 of this License Agreement is subject to a reserved nonexclusive license in DIGITAL to use SPINBLASTER BOARD DESIGN for DIGITAL's own internal use.

2.04 Subject to the payment of the fees set forth in Article 5, DIGITAL grants to MOSAIC a non-exclusive, non-transferable, license under DIGITAL's patent rights to:

       2.4.01 use, SPINBLASTER BOARD DESIGN for the sole purpose of developing HARDWARE;

       2.4.02     make, directly or through contractors, HARDWARE worldwide;

       2.4.03     sell, HARDWARE worldwide.

2.05 Subject to the payment of the fees set forth in Article 5, DIGITAL grants to MOSAIC a non-exclusive, non-transferable, license under DIGITAL's INTELLECTUAL PROPERTY RIGHTS only to:

       2.05.01    distribute MOSAIC PRODUCT(S) worldwide directly to end users;

       2.05.02 distribute MOSAIC PRODUCT(S) worldwide indirectly through distributors, provided each of such distributors has entered into a Distribution Agreement with MOSAIC.

2.06 MOSAIC grants DIGITAL a non-exclusive, worldwide, royalty free license, under all MOSAIC's INTELLECTUAL PROPERTY RIGHTS to make, have made, and use for DIGITAL's own internal use all improvements, modifications and enhancements of SOFTWARE and all products derived from the SOFTWARE. MOSAIC shall provide to DIGITAL, on a mutually agreed upon medium, all improvements, modifications and enhancements of SOFTWARE within fifteen
       (15) days after the time such improvements, modifications and enhancements are incorporated into MOSAIC PRODUCT(S) or are otherwise available for transfer to DIGITAL.

2.07   Mosaic shall notify DIGITAL of every new MOSAIC PRODUCTS at least thirty
       (30) days prior to first customer shipment, so it can be added to Exhibit B.

                          ARTICLE 3 - CONFIDENTIALITY

3.01 MOSAIC agrees to maintain the LICENSED TECHNOLOGY confidential and not to disclose the LICENSED TECHNOLOGY to any third party, except as provided herein, without the prior written consent of DIGITAL, nor use the LICENSED TECHNOLOGY for any purposes other than as authorized herein.

3.02 MOSAIC shall not be obligated to maintain confidential that part of the LICENSED TECHNOLOGY which:

       3.02.01 is or becomes known to the public, other than by breach of an agreement;

       3.02.02 is communicated by DIGITAL to a third party free of any obligation of confidence;

       3.02.03 is information which MOSAIC can demonstrate was developed by it independently; or

       3.02.04 is information that was in MOSAIC's possession without confidentiality restriction prior to disclosure by DIGITAL.

3.03 MOSAIC shall provide access to LICENSED TECHNOLOGY to its employees or contractors only on a need-to-know basis in order to exercise its license hereunder, and shall require such employees or contractors to comply with the confidentiality provisions of this Article.

3.04 MOSAIC shall keep clear and accurate records with respect to the type, serial number and location of each designated computer on which a complete or partial copy of the SOURCE FILES are installed and shall make such records available to DIGITAL upon request.

3.05 MOSAIC shall only make ten (10) archival copies of the LICENSED TECHNOLOGY without the written authorization of DIGITAL.

3.06 Except as provided herein or as permitted by the terms of Agreement between the parties, MOSAIC may not otherwise copy, duplicate, or reproduce the LICENSED TECHNOLOGY, or permit others to copy, duplicate or reproduce the LICENSED TECHNOLOGY.

                        ARTICLE 4 - TECHNICAL ASSISTANCE

4.01 DIGITAL will provide MOSAIC free of charge a total of ten (10) days of training to MOSAIC personnel on the processes for building DECSpin software and for manufacturing the SPINBLASTER BOARD DESIGN. Such ten
       (10) days' training will be allocated between the DECSpin software and the SPINBLASTER BOARD DESIGN in accordance with MOSAIC's desire. All ten (10) days' training will be conducted at DIGITAL's Marlboro facility and all expenses for MOSAIC personnel will be borne by MOSAIC. MOSAIC must complete this training by June 30, 1996, or its rights to such training will be forfeited.

4.02 Upon MOSAIC's written request to DIGITAL for additional technical assistance, DIGITAL may, in its sole discretion, provide MOSAIC the requested technical assistance at DIGITAL's commercial rates then in effect under a separate agreement.

                        ARTICLE 5 - LICENSE FEE PAYMENT

5.01 In consideration of the rights granted to MOSAIC under this Agreement, MOSAIC agrees to pay DIGITAL a non-refundable license fee of which fees shall be paid as follows:

              (a) a non-refundable payment of six hundred twenty-five thousand
                  U.S. dollars on the Effective Date of this License Agreement (U.S.$625,000.00);

              (b) every ninety (90) days thereafter, a guaranteed,
                  non-refundable, minimum payment of three hundred twenty-five thousand U.S. dollars (U.S.$325,000.00) until a total of eight such quarterly payments have been made;





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              (c) ninety (90) days after the eighth quarterly payment is made, a single guaranteed, non-refundable, minimum payment of two hundred and seventy-five thousand U.S. dollars
                  (U.S.$275,000.00);

              (d) thereafter, the license granted to MOSAIC herein shall be fully paid.

5.02   All license fee payments shall be mailed by MOSAIC to:

                            U.S. Cash Applications
                            Digital Equipment Corporation
                            Digital Drive, MKO1-1/E25
                            Merrimack, NH  03054
                            ATTN.:  A/R Accounting Manager

       with copies of the payments sent to DIGITAL's contact person at the address identified in Article 10.04.

5.03 All payments due hereunder shall be made in the United States dollars and without deduction for taxes, assessments, or other charges of any kind including withholding taxes attributable to either party which may be imposed on either party by any government in any country.

5.04 MOSAIC shall pay interest to DIGITAL from the payment due date to the actual date of payment upon any and all amounts of payments that are overdue, at the rate of one percent (1%) over the prime interest rate of the Bank of Boston, Boston, Massachusetts in effect on the due date.

        ARTICLE 6 - DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

6.01 Nothing contained in this Agreement shall be construed as a warranty or representation by DIGITAL as to:

              (i)    the validity or scope of DIGITAL'S INTELLECTUAL PROPERTY
                     RIGHTS;

              (ii)   the quality or accuracy of the LICENSED TECHNOLOGY;

              (iii)  the usefulness of the LICENSED TECHNOLOGY;

              (iv) a requirement that DIGITAL shall file any patent application, secure any patent, or maintain any patent in force;

              (v) an obligation to bring or prosecute actions or suits against third parties for infringement;





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              (vi)   a grant by implication, estoppel, or otherwise, of any of
                     DIGITAL'S INTELLECTUAL PROPERTY RIGHTS beyond those covered by the LICENSED TECHNOLOGY; and,

              (vii) a grant by implication, estoppel, or otherwise, of the right to sublicense the LICENSED TECHNOLOGY and all products derived from LICENSED TECHNOLOGY.

6.02 The LICENSED TECHNOLOGY is provided by DIGITAL on an "AS IS" basis and without warranty or representation of the quality, characteristics or functionality of the LICENSED TECHNOLOGY including but not limited to whether it is error-free or will operate in accordance with the performance requirements of MOSAIC or any of its licensees or transferees. The Licensed Technology is the same technology as Digital has offered or has planned to offer commercially. DIGITAL HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.03 DIGITAL makes no warranty or representation that any making, using, licensing or other disposition of MOSAIC PRODUCT(S) by MOSAIC will be free from infringement of any intellectual property rights owned by any third party, and DIGITAL shall have no obligation to defend, indemnify, or hold harmless MOSAIC from any suit, action or claim alleging infringement of any third party's property rights. DIGITAL represents that it is not aware of any claim of intellectual property infringement against the LICENSED TECHNOLOGY.

6.04 In no event shall DIGITAL be liable to MOSAIC or its distributors or end users for any lost data, lost profits, incidental, consequential, special, or indirect damages arising from the use of the LICENSED TECHNOLOGY. DIGITAL's total liability arising out of the licensing of the LICENSED TECHNOLOGY for breach of this Agreement or for any other claim shall not exceed in total the amount of payments paid by MOSAIC under this Agreement. This limitation of liability shall apply regardless of the form of action, whether in contract or tort. Any action against DIGITAL must be brought within eighteen (18) months after such cause of action arises, or MOSAIC first becomes aware of such cause of action.

6.05 MOSAIC shall not be liable to DIGITAL for any breach of the terms of any END USER AGREEMENT unless MOSAIC has willfully or negligently contributed to, or cooperated in the breach.

6.06 MOSAIC shall fully cooperate with DIGITAL in any action DIGITAL may bring or defend involving any third party alleged to have breached the terms of an END USER AGREEMENT or Distribution Agreement, or alleged to have infringed upon DIGITAL's rights in the LICENSED TECHNOLOGY.

                             ARTICLE 7 - INDEMNITY

7.01 MOSAIC will hold DIGITAL harmless against all liabilities, demands, damages, expenses or losses arising (i) out of use by MOSAIC or its distributors of LICENSED TECHNOLOGY or information furnished under this agreement or (ii) out of any use, license, or other disposition by MOSAIC or its distributors of MOSAIC PRODUCT(S).

                        ARTICLE 8 - TERM AND TERMINATION

8.01 The term of this Agreement shall commence on the Effective Date and continue thereafter unless sooner terminated in accordance with this Article.

8.02 This Agreement may be terminated by the non-defaulting party only upon the other party's default and by sending a Notice of Termination in accordance with Article 11. Any of the following constitutes a default:

       8.02.01 A party defaults in the performance or observation of any material provision or material condition on its part to be performed or observed, including a failure to make any payment due hereunder, and if such defaulting party fails to cure the default within thirty (30) days after receipt of written notice of the default from the other party;

       8.02.02 A party files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or seeks or consents or acquiesces in the appointment of any trustee, receiver, or liquidator of all or any substantial part of its properties, or makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

       8.02.03 A court enters an order, judgment, or decree approving a petition filed against either party seeking any arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, and such





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                  order, judgment or decree remains unvacated or unstayed for an aggregate of thirty (30) days; or,

8.03 The termination rights provided herein shall be in addition to and not in substitution for any right to damages or injunctive relief that may be available to or exercisable by the party terminating or having the right to terminate this Agreement, nor shall such termination rights relieve either party from liability or damage to the other party for breach of this Agreement.

8.04 Upon termination of this Agreement by DIGITAL, MOSAIC shall immediately cease to use LICENSED TECHNOLOGY, HARDWARE, and SOFTWARE and shall at DIGITAL's option, (a) either return to DIGITAL within sixty (60) days of termination all drawings, specifications, other documents, software, updates and improvements provided hereunder and all complete and partial copies and derivations thereof, in its possession or, (b) certify the destruction of all of such materials.

8.05 Upon expiration of this Agreement or upon termination by MOSAIC, MOSAIC may retain the documents and software required by MOSAIC to maintain and repair the MOSAIC PRODUCT(S) that have been marketed to third parties, but only for this purpose. MOSAIC shall at DIGITAL's option return to DIGITAL all other documents and software not required for maintenance and repair within sixty (60) days after such expiration or termination, or certify the destruction of such material.

8.06 Termination or expiration of this Agreement shall not affect licenses to use MOSAIC PRODUCT(S) granted by MOSAIC under this Agreement in good faith and for consideration prior to receiving or giving Notice of Termination.

8.07 Upon expiration or termination of this Agreement, DIGITAL may request and MOSAIC shall promptly provide a certificate in writing that it has not provided the MOSAIC PRODUCT(S) to any third party except in accordance with this Agreement.

                             ARTICLE 9 - PUBLICITY

9.01 The existence of this Agreement is not considered to be confidential. However, the terms of this Agreement are considered to be the confidential information of the parties. Except as expressly provided in this Agreement, a party shall not disclose the terms of this Agreement (including its Appendices), or use or refer to this Agreement or any provision of or rights granted under this Agreement in any publicity, advertising, or promotional activity, without





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       the written approval of the other party, except as may be required by law, or regulation, or by the order of any governmental or judicial authority.

                              ARTICLE 10 - GENERAL

10.01 Neither this Agreement nor any rights or benefits accruing hereunder shall be assigned, in whole or in part, by either party and no duty or obligation arising hereunder shall be delegated without the written consent of the other, and any such purported assignment or delegation shall be null and void, provided, however, that neither party shall unreasonably withhold its consent to such assignment or delegation by the other.

10.02 Nothing in this Agreement shall be construed as making either party the agent of the other.

10.03 The failure of either party to give notice to the other party of the breach or non-fulfillment of any term, clause, provision or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term, clause, provision or condition of this Agreement constitute a waiver of any other breach or non-fulfillment of that or any other term, clause, provision or condition of this Agreement.

10.04 Notice to a party hereto shall be in writing and deemed to have been sufficiently given or served for all purposes hereof if personally delivered or mailed by first class certified or registered mail, returned receipt requested, postage prepaid, or commercial overnight delivery service, at the respective addresses set forth below, or at such other address as the party to whom such notice is directed may designate from time to time by like notice in writing to the other party hereto. A notice shall be deemed to have been given on the date on which it was received. Notices shall be directed to DIGITAL at:

              Director
              Corporate Licensing Office
              Digital Equipment Corporation
              111 Powdermill Road, MSO2-3/H25
              Maynard, MA 01754
              USA

       Notices shall be directed to MOSAIC at:

              President
              Mosaic Information Technologies, Inc.
              645 Fifth Avenue, 17th Floor
              New York, New York 10022

10.05 If any provision of this Agreement is held invalid by any law, rule, order, or by the final determination of any State or Federal court, it shall not affect any provisions of this Agreement which can be given effect without such invalid provision and to this extent the parties agree that the provisions of this Agreement are and shall be severable.

10.06 MOSAIC recognizes that the transfer of the HARDWARE, SOFTWARE, or MOSAIC PRODUCT(S) from one country to another if authorized under Article 2, may be subject to the approval of the government of the United States of America and/or other countries that MOSAIC might operate in, or various agencies thereof, and international control organizations in which such governments participate. MOSAIC shall obtain all such approvals as are required by such governments or bodies before any such transfer of the LICENSED TECHNOLOGY is effected.

10.07 MOSAIC shall only distribute MOSAIC PRODUCT(S) and related materials with proper inclusion of any copyright and proprietary notices, legends, and markings. Related materials and applicable initialization and configuration screens of the MOSAIC PRODUCT(S) software component shall also include such notices, legends and markings. With respect to any document or software containing a copyright notice and/or a confidential, proprietary, restricted, or similar legend, provided by DIGITAL under this agreement, MOSAIC shall agree to include or shall have its distributors include the copyright notice and/or such legend on all authorized reproductions it makes of such document or software in the same manner and location that such notice and/or legend appears in the document or software provided.

10.08 This Agreement is governed by the laws of the Commonwealth of Massachusetts, United States of America.

10.09 This Agreement sets forth the entire agreement and understanding between he parties as to the subject matter hereof and merges all prior discussions and agreement between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. This Agreement may not be modified, amended, or supplemented except by a document executed by a proper and duly authorized officer or representative of the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have as of the Effective Date first written above caused this Agreement, which includes Appendices to be signed in duplicate by their duly authorized representatives.

 DIGITAL EQUIPMENT CORPORATION           MOSAIC INFORMATION TECHNOLOGIES


 /s/ Patricia C. Faye                    /s/ Robert Bolder
 ----------------------------------      ----------------------------------
 Signed                                  Signed

 PATRICIA C. FAYE                        ROBERT BOLDER
 ----------------------------------      ----------------------------------
 Printed                                 Printed


 VICE PRESIDENT                          PRESIDENT
 ----------------------------------      ----------------------------------
 Title                                   Title


 Date: 6/12/96                           Date: 6/13/96
      -----------------------------           -----------------------------

                APPENDIX A - DESCRIPTION OF LICENSED TECHNOLOGY


DECspin Software is the latest version of the software marketed by Digital under the name DECspin for Windows. DECspin (Digital Equipment Corporation's Sound Picture Information Network) software is a desk-to-desk, live audio and video conferencing application, providing real time communications between personal computers equipped with multimedia and networking options. One of the options required is the AV320 SPINblaster video conferencing board.

The AV320 SPINblaster board is the latest version of the board marketed by Digital under the name AV320. The AV320 card is a multi-functional, ISA bus-based card that provides full-duplex audio/video capture/playback with JPEG compression/decompression.





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                  APPENDIX B - DESCRIPTION OF MOSAIC PRODUCTS


The purpose of this Appendix is to provide DIGITAL with a description of the products in which DIGITAL's video server software technology will be used. Please complete the following and attach additional information, if required, to completely describe the products which will use the LICENSED TECHNOLOGY.

Information disclosed in this Appendix B should describe the products in which the LICENSED TECHNOLOGY will be used without revealing confidential material. DIGITAL ACCEPTS NO RESPONSIBILITY FOR SAFEGUARDING UNSOLICITED CONFIDENTIAL MATERIAL.

B.1 Specifically identify, by product name and model number, the product which shall use the LICENSED TECHNOLOGY, and the hardware/software system that it will be part of:

Product Description: DV100-Desktop PC videoconferencing board set plus accessories for the LAN

                     DV200-Desktop Multi-platform videoconferencing self-contained Codec for the LAN

                     GV200-Group/rollabout system for conference room connection to the LAN

                     GW200-Videoconferencing Gateway, real-time LAN to WAN converter

Manufacturer:        MOSAIC

Model Number(s):     DV100
                     DV200
                     GV200
                     GW200





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
            APPENDIX C - LEGAL REQUIREMENTS FOR END USER AGREEMENTS


END USER AGREEMENTS shall, among other things, provide the following:

1. Include a clearly visible END USER AGREEMENT with each of the MOSAIC PRODUCT(S). End user(s) shall acquire the right to use the MOSAIC PRODUCT(S) only if the END USER AGREEMENT with each of the MOSAIC PRODUCT(S) shall be visible to, and readable by, each end user prior to the end user's use of the MOSAIC PRODUCT(S).

2. Specify that DIGITAL has intellectual property rights in portions of the HARDWARE, SOFTWARE and MOSAIC PRODUCT(S).

3.     Restrict the use of the HARDWARE and SOFTWARE solely to MOSAIC
       PRODUCT(S).

4. Prohibit use of the HARDWARE or SOFTWARE for any purpose outside the scope of MOSAIC PRODUCT(S).

5. Prohibit the reverse engineering, reverse compilation, disassembly or decomposition of the SOFTWARE.

6.     Specify that title of the SOFTWARE does not pass to the end user.

7. Disclaim DIGITAL's liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the MOSAIC PRODUCT(S).

8. Require the end user, at the termination or expiration of the END USER AGREEMENT, to discontinue use and destroy or return to MOSAIC all associated LICENSED TECHNOLOGY and all archival or other copies of the SOFTWARE.





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